JANUARY 11, 2005 AMENDMENT
                           TO THE EMPLOYMENT AGREEMENT
                                     BETWEEN
                            NEW FRONTIER MEDIA, INC.
                                       AND
                                 KARYN L. MILLER


This amendment dated January 11, 2005 ("January 11, 2005 Amendment") amends the Employment Agreement dated August 1, 2002, and all amendments thereto (collectively the "Employment Agreement"), between New Frontier Media, Inc. ("New Frontier") and Karyn L. Miller ("Executive"). Unless otherwise defined in this January 11, 2005 Amendment, all defined terms used herein shall have the meaning as set forth in the Employment Agreement. The parties hereby agree to amend the Employment Agreement as follows:

Section 1. Employment Period
The end of the Employment Period shall be extended to midnight on March 31, 2007.

Section 2. Terms of Employment, Subsection (B)(i) Base Salary
Beginning on April 1, 2005, the Base Salary, which shall be paid in equal installments on a bi-weekly basis, shall be at the annual rate of not less than One Hundred and Eighty Thousand Dollars ($180,000) per year.

To the extent that this January 11, 2005 Amendment contains additional terms or terms that conflict with the Employment Agreement, the terms of this January 11, 2005 Amendment shall control. Other than the changes above, the terms and condition of the Employment Agreement remain unchanged and in full force and effect.


New Frontier Media, Inc.                      Executive

By: /s/ Michael Weiner                        By: /s/ Karyn L. Miller
    ----------------------                        ------------------------
Name: Michael Weiner                          Name: Karyn L. Miller

Title: CEO